EXHIBIT 10.1

BUCYRUS INTERNATIONAL, INC.

2004 EQUITY INCENTIVE PLAN

(2006 AMENDMENT AND RESTATEMENT)

TABLE OF CONTENTS

Page

BUCYRUS INTERNATIONAL, INC.

2004 EQUITY INCENTIVE PLAN

(2006 AMENDMENT AND RESTATEMENT)

1.	Purpose; Types of Awards; Effective Date.	1

2.	Definitions.	1

3.	Administration.	6

4.	Eligibility.	7

5.	Stock Subject to the Plan.	7

6.	Specific Terms of Awards.	8

7.	General Provisions.	13

-i-

BUCYRUS INTERNATIONAL, INC.

2004 EQUITY INCENTIVE PLAN

(2006 AMENDMENT AND RESTATEMENT)

1.	Purpose; Types of Awards; Effective Date.

The purposes of the Bucyrus International, Inc. 2004 Equity Incentive Plan (2006 Amendment and Restatement) (the “Plan”) are to provide an incentive to non-employee directors, selected officers and other employees, advisors and consultants of Bucyrus International, Inc. (the “Company”), or any Parent or Subsidiary of the Company that now exists or hereafter is organized or acquired, to continue as non-employee directors, officers or employees, advisors or consultants, as the case may be, to increase their efforts on behalf of the Company and its Subsidiaries and to promote the success of the Company’s business. The Plan provides for the grant of Options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code may comply with such requirements, and the Plan and Awards shall be interpreted in a manner consistent with such requirements. The Plan was initially adopted effective June 30, 2004. The Plan, as amended and restated herein, is effective on March 6, 2006, subject to the approval of the Company’s stockholders at the 2006 Annual Meeting.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)	“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award granted under the Plan.
(b)	“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.
(c)	“Board” means the Board of Directors of the Company.
(d)

“Cause” with respect to any Participant, shall have the definition set forth in an individual employment, severance or other similar agreement between such Participant and the Company or one of its affiliates or, if there is no such definition in any such agreement, Cause shall mean (i) the continued failure by the Participant substantially to perform his or her duties and obligations to the Company or any of its affiliates, including without limitation repeated refusal to follow the reasonable directions of the Participant’s employer, knowing violation of law in the course of performance of the duties of Participant’s employment with the Company or any of its affiliates, repeated absences from work without a reasonable excuse, and intoxication with alcohol or illegal drugs while on the Company’s premises or that of any of the Company’s affiliates during regular business hours (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) fraud or material dishonesty against the Company or any of its subsidiaries; or (iii) a conviction or plea of guilty or nolo contendre for the commission of a felony or a crime involving material dishonesty. Determination of Cause shall be made by the Committee in its sole discretion.

(e)	“Change in Control” means a change in control of the Company, which will be deemed to have occurred if:
(i)

any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock or (D) American Industrial Partners or any of its affiliates), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing one-third (33 1/3%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii)

the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(iii)

there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such merger or consolidation or, if the

Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(iv)

the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of (x) a Public Offering or (y) the consummation of any transaction or series of integrated transactions immediately following which the holders of the Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
(g)	“Committee” means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3 and Section 162(m) of the Code.
(h)	“Company” means Bucyrus International, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.
(i)	“Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.
(j)

“Director Fees” means any amount paid to a Non-Employee Director, including annual retainer and committee meeting fees, but excluding any payment or reimbursement with respect to a Non-Employee Director’s expenses arising from his or her service as a member of the Board.

(k)	“Disability” shall have the meaning set forth in the Company’s long-term disability benefits policy.
(l)	“Effective Date” means March 6, 2006, the date that the Plan was approved by the Compensation Committee of the Board.
(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

(n)

“Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the mean between the highest and lowest reported sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(o)	“Grantee” means a person who, as a non-employee director, officer or other employee of the Company or a Parent or Subsidiary of the Company, has been granted an Award under the Plan.
(p)	“ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.
(q)	“Non-Employee Director” means any director of the Company who is not also employed by the Company or any of its Subsidiaries.
(r)	“Non-Employee Director Stock Grant” means an Award of unrestricted shares of Stock to be granted to a Non-Employee Director under Section 6(f) in lieu of payment of such individual’s Director Fees.
(s)	“NQSO” means any Option that is not designated as an ISO.
(t)

“Option” means a right, granted to a Grantee under Section 6(b), to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISOs may be granted only to employees of the Company or a Parent or Subsidiary of the Company.

(u)

“Other Stock-Based Award” means a right or other interest granted to a Grantee under Section 6(g) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to a Grantee to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

(v)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w)

“Performance Goals” means performance goals based on one or more of the following criteria, determined in accordance with generally accepted accounting principles where applicable: (i) earnings before or after interest, taxes, depreciation, amortization, or extraordinary or special items; (ii) net income, before or after extraordinary or special items; (iii) return on equity (gross or net), before or after extraordinary or special items; (iv) earnings per share, before or after extraordinary or special items; and (v) stock price. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers of a percentage) in the particular criterion, and may be applied to one or more of the Company or a Parent or Subsidiary of the Company, or a division or strategic business unit of the Company, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be evaluated in accordance with generally accepted accounting principles, where applicable, and shall be subject to certification by the Committee. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Parent or Subsidiary of the Company or the financial statements of the Company or any Parent or Subsidiary of the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(x)	“Plan” means this Bucyrus International, Inc. 2004 Equity Incentive Plan (2006 Amendment and Restatement), as amended from time to time.
(y)	“Plan Year” means a calendar year.
(z)	“Public Offering” means an offering of securities of the Company that is registered with the Securities and Exchange Commission.
(aa)	“Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.
(bb)

“Restricted Stock Unit” or “RSU” means a right granted to a Grantee under Section 6(e) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(cc)	“Retirement” shall be within the meaning of such term under the Bucyrus International, Inc. Cash Balance Plan.
(dd)	“Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.
(ee)	“Stock” means shares of the Class A common stock, par value $0.01 per share, of the Company.
(ff)

“Stock Appreciation Right” or “SAR” means the right, granted to a Grantee under Section 6(c), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(gg)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.	Administration.

The Plan shall be administered by the Board or by such Committee that the Board may appoint for this purpose. If a Committee is appointed to administer the Plan, all references herein to the “Committee” shall be references to such Committee. If no Committee is appointed by the Board to administer the Plan, all references herein to the “Committee” shall be references to the Board. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award, including but not limited to the effect of a Change in Control upon any Award; to determine, at the time of grant or thereafter, whether and to what extent the vesting or payment of any Award may be accelerated; to determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, neither the Board, the Committee nor their respective delegates shall have the authority to reprice (or cancel and regrant) any Option or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of the Company’s stockholders.

The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Parent or Subsidiary of the Company or any Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.	Eligibility.

Awards may be granted to selected Non-Employee Directors, officers and other employees, advisors or consultants of the Company or any Parent or Subsidiary of the Company, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.	Stock Subject to the Plan.

The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 2,000,000, subject to adjustment as provided herein. All of the shares of Stock reserved for grant hereunder may be awarded in the form of ISOs. No more than 160,000 shares of Stock may be made subject to Options or SARs to a single individual in a single Plan Year, subject to adjustment as provided herein, and no more than 160,000 shares of Stock may be made subject to stock-based awards other than Options or SARs (including Restricted Stock and Restricted Stock Units or Other Stock-Based Awards denominated in shares of Stock) to a single individual in a single Plan Year, in either case, subject to adjustment as provided herein. Determinations made in respect of the limitations set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares to the Grantee, or if shares of Stock are surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any Awards such related Awards shall be cancelled to the extent of the number of shares of

Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (iv) the Performance Goals applicable to outstanding Awards.

6.	Specific Terms of Awards.
(a)

General. The Committee is authorized to grant the Awards described in this Section 6, under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Each Award granted under the Plan shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Parent or Subsidiary of the Company upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The date on which the Committee adopts a resolution expressly granting an Award shall be considered the day on which such Award is granted, provided that such Award is communicated to the Grantee within a relatively short time period after the date such resolution is adopted.

(b)	Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(i)	Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.
(ii)

Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee for at least six months (if acquired from the Company), through a “broker cashless exercise” procedure approved by the Committee (to the extent permitted by law), or a combination of the above, in any case in an amount having a combined value equal to such exercise price. An Award Agreement may provide that a Grantee may pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company.

(iii)

Exercisability of Options. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(iv)

Termination of Employment. An Option may not be exercised unless the Grantee is then a director of, in the employ of, or otherwise providing services to the Company or a Parent or Subsidiary of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided, that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

(v)

Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

(c)	SARs. The Committee is authorized to grant SARs to Grantees on the following terms and conditions:
(i)

In General. Unless the Committee determines otherwise, an SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of an SAR may made in cash, Stock, or property as specified in the Award or determined by the Committee

(ii)

SARs. An SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

(iii)

Term and Exercisability of SARs. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such SAR is granted. Subject to paragraph (i) above, SARs shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. Subject to paragraph (i) above, an SAR may be exercised to the extent of any or all full shares of Stock as to which the SAR has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(iv)

Termination of Employment. An SAR may not be exercised unless the Grantee is then a director of, in the employ of, or otherwise providing services to the Company or a Parent or Subsidiary of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the SAR; provided, that the Award Agreement may contain provisions extending the exercisability of the SAR, in the event of specified terminations, to a date not later than the expiration date of such SAR.

(v)

Other Provisions. SARs may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such SARs, as the Committee may prescribe in its discretion or as may be required by applicable law.

(d)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:
(i)

Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of Performance Goals. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(ii)

Forfeiture. Upon termination of employment with or service to the Company, or upon termination of the director or independent contractor relationship, as the case may be, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are then subject to restrictions shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)

Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(iv)

Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)	Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees on the following terms and conditions:
(i)

Award and Restrictions. Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for RSUs by the Committee. The Committee may place restrictions on RSUs that shall lapse, in whole or in part, only upon the attainment of Performance Goals.

(ii)

Forfeiture. Upon termination of employment with or service to the Company, or upon termination of the director or independent contractor relationship, as the case may be, during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such RSUs relate, all RSUs and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSUs will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of RSUs.

(iii)

Non-Employee Director Deferred Compensation Awards. The Committee is authorized to grant RSUs pursuant to this Section 6(e)(iii) for the purpose of fulfilling the Company’s obligations under its Non-Employee Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”); provided, that certain terms and conditions of the grant and payment of such RSUs set forth under the Director Deferred Compensation Plan (and only to the extent set forth in such plan) shall supercede the terms generally applicable to RSUs granted under the Plan. RSUs granted under this paragraph need not be evidenced by an Award Agreement unless the Committee determines that such an Award Agreement is desirable for the furtherance of the purposes of the Plan and the Director Deferred Compensation Plan.

(f)

Non-Employee Director Stock Grants. The Committee is authorized to grant shares of Stock to Non-Employee Directors, if such a director elects to receive his or her Director Fees in the form of shares of Stock. Such shares of Stock shall be awarded at such times as the Company shall otherwise pay to Non-Employee Directors their Director Fees (the “Fee Payment Date”). The number of shares of Stock to be issued in lieu of Director Fees pursuant to this Section 6(f) shall be determined by dividing (i) the amount otherwise to be paid to such Non-Employee Director on a Fee Payment Date by (ii) the Fair Market Value of a share of Stock as of such Fee Payment Date; provided, that fractional shares resulting from such calculation shall be paid in cash. Such shares of Stock shall be immediately vested and non-forfeitable and a certificate in respect of such shares shall be issued promptly following such Fee Payment Date to such Non-Employee Director.

(g)

Other Stock-Based Awards. The Committee is authorized to grant Other Stock-Based Awards to Grantees in such form as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with value and payment contingent upon Performance Goals. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. The maximum value of the aggregate payment that any Grantee may receive pursuant to this Section 6(g) in respect of any Plan Year is $1 million. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment shall be made prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

7.	General Provisions.
(a)

Nontransferability. Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(b)

No Right to Continued Employment, etc. Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as a director of the Company or any Parent or Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Parent or Subsidiary to terminate such Grantee’s employment, or director or independent contractor relationship.

(c)

Taxes. The Company or any Parent or Subsidiary of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Grantee may satisfy such obligation (in whole or in part) by electing to have a portion of the shares of Stock to be received upon settlement or exercise of such Award equal to the minimum amount required to be withheld.

(d)	Stockholder Approval; Amendment and Termination.
(i)

The Plan shall take effect upon its adoption by the Board but the Plan (and any grants of Awards made prior to the stockholder approval mentioned herein) shall be subject to the requisite approval of the stockholders of the Company. In the event that the stockholders of the Company do not ratify the Plan at a meeting of the stockholders at which such issue is considered and voted upon, then upon such event the Plan and all rights hereunder shall immediately terminate and no Grantee (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Agreement entered into in connection herewith.

(ii)

The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan.

(e)

Expiration of Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on June 30, 2014, the tenth anniversary of the initial effective date of the Plan. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted.

(f)

Deferrals. The Committee shall have the authority to establish such procedures and programs that it deems appropriate to provide Grantees with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under the Plan, subject to the provisions of Code Section 409A.

(g)

No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(h)

Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i)

No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)	Regulations and Other Approvals.
(i)

The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws and the applicable laws, rules and regulations of non-U.S. jurisdictions, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)

Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law or any applicable law, rule or regulation of a non-U.S. jurisdiction, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii)

In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(iv)

The Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or “lock-up” agreement in such form as the Committee shall determine is necessary or desirable to further the Company’s interests.

(k)

Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.